Exhibit 10.4

Voting Agreement

This Voting Agreement (the “Agreement”) is made and entered into as of this 26th day of August, 2014, by and among Integrated Inpatient Solutions, Inc., a Nevada corporation (the “Company”), Osnah Bloom, an individual currently serving the Company as its Chief Executive Officer (the “Key Holder”), Dominic Alto, an individual (“Alto”), and Bradley Scott, an individual (“Scott”), and Josh M. Bloom, an individual (“Bloom” and collectively with Alto and Scott, the “New Shareholders”). The New Shareholders and the Key Holder are collectively referred to herein as the “Stockholders.” The Company, the Key Holder and the New Shareholders are individually referred to herein as “Party” and are collectively referred to herein as the “Parties.”

Recitals:

Concurrently with the execution of this agreement, the Company and an entity owned fully by the New Shareholders are entering into a Share Exchange Agreement (the “Exchange Agreement”) resulting in each of the New Shareholders receiving shares of the Company’s Common Stock, and in connection with that agreement the Parties desire to provide the Key Holder and the New Shareholders with the right, among other rights, to elect certain members of the board of directors of the Company (the “Board”) as well as to address other matters, all as set forth in this Agreement.

Agreement:

Now, Therefore, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

Article 1.        Voting Agreement.

Section 1.1 Board Composition. Subject to the modification as set forth in Section 1.4, each Stockholder agrees to vote all of his, her or its shares of voting securities in the Company, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote (together the “Shares”), from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)    one individual designated by Alto so long as he holds not fewer than 20,000,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), which individual shall initially be Alto;

(b)   one individual designated by Scott so long as he holds not fewer than 20,000,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), which individual shall initially be Scott;

(c)    one individual designated by Bloom so long as he holds not fewer than 4,500,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), which individual shall initially be Bloom; and

(d)   two individuals who are designated by the Key Holder as long as she holds not fewer than 20,000,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), which individuals shall initially be Osnah Bloom and Billy A. Bloom.

Section 1.2 Size of the Board. Each Stockholder agrees to vote all of his, her or its Shares, from time to time and at all times, in whatever as manner shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.

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Section 1.3 Removal of Board Members. Each Stockholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 1.1 of this Agreement may be removed from office other than for cause unless such removal is directed or approved by the person(s) or entity(ies) originally entitled to designate or approve such director pursuant to Section 1.1 until such time as such person(s) or entity(ies) are no longer so entitled to designate or approve such director; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.1 shall be filled pursuant to the provisions of Section 1.1. All Stockholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

Section 1.4 Modification of Voting Obligations set forth herein. In the event that the Company fails to achieve gross revenue of: (a) $7,500,000 within the twelve months following the date hereof or (b) $10,000,000 within the eighteen months following the date hereof, Key Holder shall thereafter not be obligated to vote for Alto, Scott or Bloom pursuant to Section 1.1 hereof, but each of Alto, Scott and Bloom shall continue to be obligated to vote for the Key Holder pursuant to Section 1.1 until such time as Key Holder voluntarily resigns from the Company’s Board of Directors and each shall be obligated to vote their shares as directed by the Key Holder regarding Amendments to the Company’s Articles of Incorporation or otherwise. The obligations set forth herein shall survive any termination or expiration of this Agreement.

Article 2.        Amendments to Articles of Incorporation.

Each Stockholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that no amendments are made to the Company’s Articles of Incorporation unless such amendment is approved by both: (i) the Key Holder and (ii) at least two of the three New Shareholders.

Article 3.        Term.

This Agreement shall be effective as of the date hereof and shall continue in effect until the date that is three (3) years after the date of this Agreement.

Article 4.        Specific Enforcement.

Each Party acknowledges and agrees that each Party would be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to seek an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States of America or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity. Each of the Parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a state or Federal court sitting in the State of Florida, county of Palm Beach (the “Florida Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Florida Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Florida Courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Florida Courts has been brought in an improper or inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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Article 5.        Miscellaneous.

Section 5.1 Transfers, Successors and Assigns.

(a)    Subject to the last sentence of this Section 5.1(a), the terms and conditions of this Agreement shall inure to the benefit of, be binding upon, and be enforceable by, the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary set forth herein, none of the New Shareholders, nor any permitted successor or assign of any New Shareholder (each, an “Attempted Transferor”) may sell their shares or assign this Agreement to any person or entity that is engaged (or whose affiliate(s) is engaged) in a business that competes with the Company or a New Shareholder (other than the Attempted Transferor), without the consent of the Company or such New Shareholder, respectively (the “Consenting Party”). For purposes of this Section 5.1(a), (i) the Consenting Party shall be deemed to have consented to such assignment to a competitor of the Consenting Party unless the Consenting Party shall have provided written notice to the Attempted Transferor of its objection to such proposed assignment within five (5) business days after the Consenting Party’s receipt of written notice from the Attempted Transferor of its intention to assign its rights hereunder to a competitor of the Consenting Party. If the Parties hereto are unable to resolve any dispute or disagreement among any of them regarding whether a proposed assignee of this Agreement is engaged in a business that competes with the Consenting Party, the Parties promptly will refer any disputed matter to a nationally recognized independent accounting or consulting firm with expertise on the subject matter of the dispute. If the Parties are unable to agree on an accounting or consulting firm to resolve the dispute, then each Party will designate a nationally recognized independent accounting or consulting firm with whom neither it nor any affiliate has any current professional relationship, and the accounting or consulting firm to resolve the dispute will be chosen by lot. The Party against whom the resolution of the dispute is ultimately determined by the independent accounting or consulting firm will pay the fees and expenses of such firm. The designated accounting or consulting firm will act as a neutral and final arbitrator of the disputed matter, and will be asked to issue a final decision on the disputed matter within fifteen (15) business days of the Parties’ submission of the matter to it.

(b)   Subject to the last sentence of Section 5.1(a), each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Adoption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.1. Each certificate representing the Shares subject to this Agreement if owned on, or issued on or after the date of, this Agreement shall be endorsed by the Company with the legend set forth in Section 5.10.

Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to its principles of conflicts of laws.

Section 5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Section 5.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, provided that such transmission shall be followed within two (2) business days by notice given in accordance with subparagraph (a), (c), or (d), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, a copy shall also be sent to The Law Office of James G. Dodrill II, P.A., 5800 Hamilton Way, Boca Raton, Florida 33496, Fax Number 561-892-7787; if notice is given to Key Holder, a copy shall also be given to The Law Office of James G. Dodrill II, P.A.,, 5800 Hamilton Way, Boca Raton, Florida 33496, Fax Number 561-892-7787if notice is given to Alto, a copy shall also be given to William C. Phillippi, P.A., Lubell and Rosen LLC, 200 S. Andrews Avenue, Suite 900, Fort Lauderdale, Florida 33301, Fax: (954) 755-2993, if notice is given to Scott, a copy shall also be given to Tiffanie Torvach, 106 Dogwood Place, Hendersonville, TN 37075 and if notice is given to Bloom, a copy shall also be given to William C. Phillippi, P.A., Lubell and Rosen LLC, 200 S. Andrews Avenue, Suite 900, Fort Lauderdale, Florida 33301, Fax: (954) 755-2993.

Section 5.6 Amendment. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) the Key Holder holding, and (ii) two of the New Shareholders. Any amendment or waiver so effected shall be binding upon the Company, the New Shareholders, the Key Holder and all of their respective successors and permitted assigns whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver. The Company shall give prompt writtenotice of any amendment or termination of this Agreement or waiver hereunder to any Party that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 5.6 shall be binding on all Parties, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Section 5.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 5.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 5.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any), and the other transaction agreements described in the Exchange Agreement to which each Party is a party constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Section 5.10 Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

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In the event that a party hereto sells such party’s Shares into the public markets, it is agreed that the recipient of such Shares shall NOT be subject to the terms of this Agreement.

Section 5.11 Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the shares of capital stock of the Company to bear the legend required by Section 5.10 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the shares of capital stock of the Company to bear the legend required by Section 5.10 herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 5.11 shall not affect the validity or enforcement of this Agreement.

Section 5.12 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.10.

Section 5.13 Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the director(s) as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by any of the New Shareholders in order to protect the rights of the Stockholders against impairment.

Section 5.14 Manner of Voting; Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Party hereby grants to the Secretary of the Company, in the event that such Party or Parties fail to vote their Shares as required by this Agreement, a proxy coupled with an interest in all Shares, beneficially owned by such Party, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 5.14 is amended in accordance with Section 5.6 of this Agreement to remove such grant of proxy.

Section 5.15 Costs of Enforcement. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

Section 5.16 Spousal Consent. If any Key Holder or New Shareholder is married on the date of this Agreement, such person’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s or New Shareholder’s shares of capital stock that do not otherwise exist by operation of law or the agreement of the parties. If any Key Holder or New Shareholder should marry or remarry subsequent to the date of this Agreement, such person shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page To Follow]

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In Witness Whereof, the Parties have executed this Voting Agreement as of the date first above written.

New Shareholders:	Company:

/s/ Dominic Alto	Integrated Inpatient Solutions, Inc.
Dominic Alto

/s/ Osnah Bloom

/s/ Bradley Scott
Bradley Scott
Key Holder:

/s/ Josh M. Bloom
Josh M. Bloom
/s/ Osnah Bloom
Osnah Bloom

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Exhibit A

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of August 26, 2014 (the “Agreement”) by and among Integrated Inpatient Solutions, Inc., a Florida corporation, and certain of its Stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

Section 1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

Section 2. Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

Section 3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

Executed And Dated this [__] day of [________ __, 200_].

“Transferee”

By:
Name and Title:
Address:
Fax:

Accepted and Agreed:

Integrated Inpatient Solutions, Inc.

By:
Name:
Title:

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Exhibit B

Consent of Spouse

I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of August 26, 2014, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Spouse, if any]

Exhibit B